Exhibit 10.4

Hall of Fame Resort & Entertainment Company

2626 Fulton Drive NW

Canton, Ohio 44718

September 27, 2022

Mr. Stuart Lichter, individually and as
Trustee of the Stuart Lichter Trust
u/t/d dated November 13, 2011
316 Spyglass Way
Jupiter, Florida 33477

Re:	Consideration for Guarantee of up to $10 Million Huntington National Bank Loan

Dear Mr. Lichter,

This letter agreement (this “Letter Agreement”) memorializes certain agreements between Hall of Fame Resort & Entertainment Company, a Delaware corporation (“HOFREC”), HOF Village Retail I, LLC, a Delaware limited liability company (“HOFV Retail I”), and HOF Village Retail II, LLC (“HOFV Retail II”; HOFREC, HOFV Retail I and HOFV Retail II are collectively referred to herein as the “HOF Entities”), and the Guarantor (defined below) regarding (i) the Guaranty of Payment (the “Guaranty of Payment”) made as of the date hereof by Stuart Lichter, both individually and as Trustee of the Stuart Lichter Trust u/t/d dated November 13, 2011 (collectively, the “Guarantor”), in favor of the Huntington National Bank, a national banking association, its successors and assigns (the “Lender”), and (ii) the Performance and Completion Guaranty (the “Performance and Completion Guaranty”) made as of the date hereof by the Guarantor, in favor of the Lender, in each case with respect to the Loan Agreement, dated as of the date hereof (the “Loan Agreement”), among HOFV Retail I and HOFV Retail II (together, “Borrower”), and the Lender. Pursuant to the Loan Agreement, Lender has agreed to make a loan (the “Loan”) to Borrower in the principal amount of up to Ten Million and No/100 ($10,000,000.00) to finance certain commercial retail buildings located at the Hall of Fame Village site in Canton, Stark County, Ohio (the “Project”):

1. As consideration for the Guarantor entering into the Guaranty of Payment and the Performance and Completion Guaranty, promptly following each disbursement of loan proceeds (each, a “Disbursement”) under the Loan Agreement (including any Disbursement on or about the date hereof), the HOF Entities shall pay to Stuart Lichter an amount equal to 2.25% of the amount of such Disbursement.

2. Each of the HOF Entities acknowledges and agrees with the Guarantor that, but for the execution and delivery of the Guaranty of Payment and the Performance and Completion Guaranty by the Guarantor, Lender would not have entered into the Loan Agreement.

3. Each of the HOF Entities and the Guarantor acknowledges and agrees that Guarantor is an independent contractor and not an employee, joint venturer or partner of the HOF Entities, and this Letter Agreement shall not be construed to constitute or create a partnership or joint venture or any other form of legal association that would impose liability upon one party for the act or failure to act of any other party, or as providing any party with the right, power or authority (express or implied) to create any duty or obligation on behalf of any other party, other than the specific duties and obligations set forth in this Letter Agreement, the Guaranty of Payment or the Performance and Completion Guaranty.

4. This Letter Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and may not be modified or amended except by written agreement executed by the parties hereto. This Letter Agreement may be executed in counterparts. This Letter Agreement will be governed in all respects by the laws of the State of Ohio (without regard to conflicts of law provisions).

[Signature page follows]

If the foregoing correctly sets forth our agreement, please so confirm by signing a copy of this letter below.

Very truly yours,

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

HOF VILLAGE RETAIL I, LLC

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

HOF VILLAGE RETAIL II, LLC

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

Agreed and accepted as of the date first above written.

/s/ Stuart Lichter
STUART LICHTER, individually

/s/ Stuart Lichter
STUART LICHTER, as Trustee of the
Stuart Lichter Trust u/t/d
dated November 13, 2011